AT ANDREA ELECTRONICS
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Corisa L. Guiffre, Chief Financial Officer

(631) 719-1800
(800) 707-5779


FOR IMMEDIATE RELEASE
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December 7, 2004


    ANDREA ELECTRONICS RECEIVES NOTICE OF DELISTING FROM THE AMERICAN STOCK
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                                    EXCHANGE
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MELVILLE, NEW YORK, DECEMBER 7, 2004 - Andrea Electronics Corporation (AMEX: AND
- News) announced today that on December 1, 2004, the Company received notice from the staff of the American Stock Exchange ("AMEX") indicating that it had determined that the Company no longer complies with AMEX's continued listing standards due to the Company having shareholders' equity below $6.0 million and sustained losses from continuing operations and net losses in the Company's five most recent fiscal years, as set forth in AMEX Company Guide Section 1003(a)(iii).

The Company had been operating under a plan to bring the Company back in compliance with the cited AMEX continued listing standards. A provision of such plan required the Company to maintain stockholder equity of at least $6.0 million for 2 consecutive fiscal quarters, which the Company did not meet as it had $5.804 million of stockholders equity as of September 30, 2004.

The Company does not expect to appeal the AMEX staff's determination. Accordingly, AMEX has informed the Company that it will suspend trading in the Company's common stock as soon as practicable and will submit an application with the Securities and Exchange Commission to strike the Company's common stock from listing and registration on AMEX.

The Company intends to have its common stock eligible to be quoted on the OTC Bulletin Board following suspension from Amex.

ABOUT ANDREA ELECTRONICS

ANDREA ELECTRONICS CORPORATION DESIGNS, DEVELOPS AND MANUFACTURES AUDIO TECHNOLOGIES AND EQUIPMENT FOR ENHANCING APPLICATIONS THAT REQUIRE HIGH PERFORMANCE AND HIGH QUALITY VOICE INPUT. THE COMPANY'S PATENTED DIGITAL SUPER DIRECTIONAL ARRAY (DSDA(R)), PATENT-PENDING DIRECTIONAL FINDING AND TRACKING ARRAY (DFTA(R)), PATENTED PUREAUDIO(R), AND PATENTED ECHOSTOP(TM) FAR-FIELD MICROPHONE TECHNOLOGIES ENHANCE A WIDE RANGE OF AUDIO PRODUCTS TO ELIMINATE BACKGROUND NOISE AND ENSURE THE OPTIMUM PERFORMANCE OF VOICE APPLICATIONS. VISIT ANDREA ELECTRONICS' WEBSITE AT WWW.ANDREAELECTRONICS.COM OR CALL 1-800-707-5779.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES. THE COMPANY WISHES TO CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY SUCH FORWARD LOOKING STATEMENTS, WHICH REFLECT MANAGEMENT'S ANALYSIS ONLY AS THE DATE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY REVISE THESE FORWARD LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT ARISE AFTER THE DATE OF SUCH STATEMENTS.